Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Steel Connect, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: May 2, 2023

HANDY & HARMAN LTD.

By:	/s/ Maria Reda
Maria Reda Secretary

WHX CS CORP.

By:	/s/ Maria Reda
Maria Reda Secretary

STEEL PARTNERS, LTD.

By:	/s/ Mario Marcon
Mario Marcon Chief Financial Officer

STEEL PARTNERS HOLDINGS L.P.

By:	Steel Partners Holdings GP Inc. General Partner

By:	/s/ Maria Reda
Maria Reda Secretary

SPH GROUP LLC

By:	Steel Partners Holdings GP Inc. Managing Member

By:	/s/ Maria Reda
Maria Reda Secretary

SPH GROUP HOLDINGS LLC

By:	Steel Partners Holdings GP Inc. Manager

By:	/s/ Maria Reda
Maria Reda Secretary

STEEL PARTNERS HOLDINGS GP INC.

By:	/s/ Maria Reda
Maria Reda Secretary

STEEL EXCEL INC.

By:	/s/ Maria Reda
Maria Reda Secretary

WEBFINANCIAL HOLDING CORPORATION

By:	/s/ Maria Reda
Maria Reda Secretary

WF ASSET CORP.

By:	/s/ Maria Reda
Maria Reda Secretary

/s/ Maria Reda
MARIA REDA as Attorney-In-Fact for Warren G. Lichtenstein

/s/ Maria Reda
MARIA REDA as Attorney-In-Fact for Jack L. Howard